DISTRIBUTION AGREEMENT

           WHEREAS, The WWW Funds (the "Trust") engages in business as an open-end investment company and is registered with the Securities and Exchange Commission ("SEC") as such under the Investment Company Act of 1940, as amended ("1940 Act"); and

           WHEREAS, shares of beneficial interest of the Trust are currently divided into separate investment portfolios; and

           WHEREAS, the Trust, on behalf of the separate investment portfolios listed in Appendix A as amended from time to time (each, a "Fund" and together, the "Funds"), wishes to employ Interactive Planning Corp. (the "Distributor") as a distributor of each class of shares of beneficial interest of each Fund (the "Shares") in order to provide for the sale and distribution of the Shares and the Distributor is willing to act as a distributor of the Shares; and

           WHEREAS, the Shares of each Fund are currently divided into the following classes (the "Classes"): Class A, Class B, Class C and Class Y;

           NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto as set forth in this Distribution Agreement (the "Agreement"), the parties agree as follows:

1.         APPOINTMENT OF DISTRIBUTOR.

           In consideration of the agreements on your part expressed herein and upon the terms and conditions set forth herein, we hereby appoint you as a non-exclusive sales agent for the Shares and agree that we will deliver such Shares as you may sell. You agree to use your best efforts to promote the sale of Shares, but you are not obligated to sell any specific number of Shares. Nothing herein shall preclude the Trust from appointing other agents for sales of the Shares of any Fund.

2.         INDEPENDENT CONTRACTOR.

           You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts except that you are authorized to accept orders for the purchase or repurchase of the Shares as our agent. You may appoint sub-agents or distribute through dealers (pursuant to a Dealer Agreement available from us upon request), your own sales representatives or otherwise as you may determine from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase of Shares on our behalf or otherwise act as our agent for any purpose.

3.         PUBLIC OFFERING PRICE.

           Each Class of Shares of a Fund shall be offered for sale to the public at the public offering price set forth in the then current applicable prospectus ("Prospectus"). The public offering price will not be less than the net asset value of the Shares, and may include a front-end sales charge equal to a percentage of the net asset value of the Shares. Shares may also be sold subject to a contingent deferred sales charge ("CDSC"), in such amount and on such terms as set forth in the Prospectus.



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           On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the Shares of each Class of each Fund, which shall be determined and become effective as of the close of regular trading on the New York Stock Exchange on that day, as set forth in the Prospectus. You shall forthwith notify all of the dealers comprising your selling group of the effective net asset value as received from us. The net asset value so determined shall apply to all orders for the purchase of the Shares received by the Funds' transfer agent before such determination.

           Should we at any time calculate the net asset value more frequently than once each business day, we agree to establish and you agree to follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.

4.         SALES COMMISSION AND OTHER COMPENSATION.

           You shall be entitled to collect a sales commission on the sale of Shares in the amount, if any, set forth in the Prospectus, which amount shall be mutually agreed upon by us.

           For Shares that are subject to a front-end sales charge, you shall be entitled to collect, as all or part of your commission, the difference, if any, between the net asset value and the public offering price of the Shares (subject to any quantity or other discounts or waivers of commission as set forth in the Prospectus or corresponding statement of additional information). You may reallow to sub-agents or dealers all or part of such commission, including payments exceeding your total sales commission, as you shall deem advisable so long as any such payments are set forth in the Prospectus or statement of additional information to the extent required by all applicable securities laws.

           For Shares that are subject to a CDSC, upon redemption of such Shares, you shall be entitled to collect the CDSC in the amount and on the terms set forth in the Prospectus and statement of additional information.

           You shall also be entitled to collect any amounts authorized for payment to you or any service organization pursuant to the applicable distribution and shareholder servicing plan.

           If Shares sold by you or your appointed sub-agents or dealers are redeemed or repurchased by the Trust (or by you as agent) within seven business days after the confirmation of the original Share purchase, you shall forfeit any amount above the net asset value collected by you or your appointed sub-agent or dealer with respect to such Shares. You shall include in the form of agreement with your appointed sub-agents or dealers a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them and redeemed or repurchased by the Trust within seven business days after the confirmation of the original Share purchase.



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5.         PAYMENT FOR SHARES.

           At or before the time of delivery of any of the Shares, you will pay or cause to be paid to our custodian, for the applicable Fund's account, an amount in cash equal to the net asset value of such Shares. In the event that you pay for Shares sold by you before your receipt of payment from the purchaser, you are authorized to reimburse yourself for the net asset value of such Shares when you receive payment.

6.         REGISTRATION OF SHARES.

           No Shares of any Fund shall be registered on the books of such Fund until (a) our transfer agent receives the purchase order information and amount from National Securities Clearing Corporation, any other authorized clearing agency or directly from the investor and (b) our custodian receives payment of the amount specified.

           We will provide for the recording of all Shares purchased in uncertificated form in "book accounts." We will not issue certificates for Shares.

7.         PURCHASES FOR YOUR OWN ACCOUNT.

           You shall not purchase any Shares for your own account for purposes of resale to the public, but you may purchase Shares for your own investment account upon written assurance that the purchase is for investment purposes only and that the Shares will not be resold except through redemption by us.

8.         ALLOCATION OF EXPENSES.

           (a) We will pay or be responsible for the following expenses:

               o expenses of the preparation of our audited and certified financial statements to be included in any amendments to our Registration Statement under the Securities Act of 1933 (the "1933 Act"), including the Prospectuses and Statements of Additional Information for the Funds included therein (the "Registration Statement");

               o expenses of the preparation, including legal fees and the typesetting, and printing of all amendments or supplements to the Registration Statement filed with the SEC, including the copies of the Prospectuses and Statements of Additional Information of the Funds included in the amendments or supplements thereto, other than those that arise from, are necessitated by, or are related to activities of the Distributor or activities of affiliated persons of the Distributor, as such term is defined in the 1940 Act (the "Distributor Affiliates"), where such amendments or supplements result in expenses that the Trust would not otherwise have incurred;

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               o    expenses of the preparation, printing, and distribution of any reports or communications to existing shareholders of each Fund, including Prospectuses and Statements of Additional Information;

               o expenses of filing and other fees to federal, state or other securities regulatory authorities necessary to register and maintain registration of the Shares or otherwise required by applicable law in connection with the sale of the Shares; and

               o expenses of the transfer agent for the Funds, including all costs and expenses in connection with the issuance, transfer and registration of the Shares, including but not limited to any taxes and other governmental charges in connection therewith.

           (b) You will pay or be responsible for the following expenses:

               o expenses of the preparation, excluding legal fees and the typesetting, and printing of all amendments and supplements to the Prospectuses and Statements of Additional Information of the Funds that arise from, are necessitated by, or are related to activities of the Distributor or the Distributor Affiliates, where those expenses would not otherwise have been incurred by the Trust;

               o expenses of printing additional copies, for use by the Distributor as sales literature, of reports or other communications that the Trust has prepared for distribution to existing shareholders of the Funds; and

               o expenses incurred by the Distributor in advertising, promoting and selling the Shares to the public, including the printing of Prospectuses and Statements of Additional Information for such use.

9.         FURNISHING OF INFORMATION.

           We will furnish to you such information with respect to each Fund and its Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify the Shares for sale to the public under the securities laws of jurisdictions in which you may wish to offer them. We will furnish you, from time to time, such information regarding our financial condition as you may reasonably request.

10.        CONDUCT OF BUSINESS.

           Other than the Prospectuses and Statements of Additional Information of the Funds, you will not prepare or publish any sales material or statements except sales literature or advertising that conforms to the requirements of all applicable securities laws and regulations, has been filed, where necessary, with the appropriate regulatory authorities and has been approved in writing by us. You will furnish us with copies of all such literature and advertising material before you use it and no such material shall be published if we reasonably and promptly object.

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           You shall comply with the applicable securities laws and regulations of the jurisdictions in which the Shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the National Association of Securities Dealers, Inc. ("NASD") Conduct Rules or any successor rules.

           In performing your responsibilities and duties as Distributor under this Agreement, you will act in conformity with the Trust's Declaration of Trust, as amended, its Code of Regulations, its Registration Statement, resolutions adopted by the Trust's Board of Trustees and other instructions provided to you by us.

           You agree, on behalf of yourself and your employees, to treat confidentially and as proprietary information of the Trust all records and other information about the Trust, its Funds, and prior, present or potential shareholders of the Funds. You agree not to use such records and information for any purpose other than the performance of your responsibilities and duties under this Agreement, except after prior notification to us and approval in writing by us, which shall not be unreasonably withheld and may not be withheld where you are required by law to produce such records or divulge such information.

11.        OTHER ACTIVITIES.

           Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as a distributor or dealer for other investment companies in the offering of their shares.

12.        TERM OF AGREEMENT.

           This Agreement shall be effective as of December 30, 2002 and shall remain in effect for a period of two years from such date.

           This Agreement shall continue thereafter for periods not exceeding one year if approved at least annually (a) by a vote of a majority of the outstanding voting securities of a Fund or by a vote of the Trustees of the Trust, cast at a meeting called for the purpose of such approval, and (b) by a vote of a majority of the Trustees of the Trust who are not interested persons or parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

           This Distribution Agreement:

           (a) may at any time be terminated, with respect to any or all Funds, without the payment of any penalty, either by vote of the Trustees of the Trust or, with respect to a Fund, by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to you;

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           (b) shall immediately terminate with respect to all of the Funds in the event of its assignment or in the event you are no longer registered with the SEC or a member in good standing of the NASD; and

           (c) may be terminated with respect to any Fund by you on 60 days' written notice to us.

13.        SUSPENSION OF SALES AND REDEMPTIONS.

           We reserve the right at all times (a) to suspend or limit the public offering of the Shares or any Class thereof upon written notice to you, (b) to reject any order for the purchase of Shares or any Class thereof in whole or in part, and (c) to suspend the redemption of Shares of any Fund at any time permitted by the 1940 or the rules and regulations adopted thereunder.

14.        NOTICES.

           Notices of any kind given to us under this Agreement by you shall be in writing and delivered to the Trust at 131 Prosperous Place, Suite 17, Lexington, Kentucky 40509, unless otherwise specified to you by us.

           Notices of any kind given to you under this Agreement by us shall be in writing and delivered to the Distributor at ________________________________, unless otherwise specified to us by you.

15.        LIABILITY.

           Nothing herein shall be deemed to protect you against any liability to us or to our securities holders to which you would otherwise be subject by reason of your willful misfeasance, bad faith or gross negligence in the performance of your responsibilities and duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

16.        INDEMNIFICATION.

           We agree to indemnify and hold you, your officers and directors, and any person who controls you within the meaning of Section 15 of the 1933 Act (each, an "ID Person") harmless from and against any and all losses, claims, damages or liabilities to which the ID Person may become subject under the 1933 Act, the 1940 Act or any state securities statute, and to reimburse the ID Person for any legal or other expenses reasonably incurred by the ID Person in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, provided, however, that this indemnity shall not apply to any such losses, claims, damages, liabilities, or litigation arising out of or based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished to us or the Trust's administrator by you for inclusion in the Registration Statement.

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           We shall not indemnify any ID Person pursuant to the preceding paragraph unless a court or other body before which the proceeding was brought has rendered a final decision on the merits that the ID Person was not liable by reason of the ID Person's willful misfeasance, bad faith or gross negligence in the performance of the ID Person's responsibilities and duties under this Agreement or the ID Person's reckless disregard of any of the ID Person's obligations and duties under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the ID Person was not liable by reason of disabling conduct has been made (a) by a vote of a majority of a quorum of the Trustees of the Trust who are neither interested persons, as defined in the 1940 Act, nor parties to the proceeding or (b) by independent legal counsel in a written opinion.

           You agree to indemnify and hold us, our officers and directors, and any person who controls us within the meaning of Section 15 of the 1933 Act (each, an "IT Person") harmless from and against any and all losses, claims, damages or liabilities to which the IT Person may become subject under the 1933 Act, the 1940 Act or any state securities statute, and to reimburse the IT Person for any legal or other expenses reasonably incurred by the IT Person in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon:

           (a) any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished to us or the Trust's administrator by you for inclusion in the Registration Statement;

           (b) any failure to deliver a Prospectus in connection with the sale of Shares;

           (c) any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Shares by you, your agents, representatives, employees or affiliates; and

           (d) claims by your agents, representatives, employees or affiliates, for commissions, service fees, or other compensation or remuneration of any type.

17.        MISCELLANEOUS.

           This Agreement shall be subject to the laws of the Commonwealth of Kentucky and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company.

           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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           As used herein the terms "net asset value," "offering price,"
"open-end investment company," "assignment," "interested person," and "majority of the outstanding voting securities," shall have the meanings set forth in the 1933 Act and the 1940 Act and the rules and regulations thereunder.

           When used in this Agreement, the terms "we," "us," and "our" refer to the Trust and the terms "you" and "your" refer to the Distributor.

           If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning one such counterpart to us, whereupon this shall constitute a binding agreement as of December 30, 2002.


                                          THE WWW FUNDS,
                                          ON BEHALF OF THE FUNDS SET FORTH IN
                                          APPENDIX A (AS MAY BE AMENDED
INTERACTIVE PLANNING CORP.                FROM TIME TO TIME)


By:                                       By:
   --------------------------------

Name:                                     Name:
     ------------------------------

Title:                                    Title:
      -----------------------------













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                                   APPENDIX A



                           PORTFOLIOS OF THE WWW FUNDS

                                WWW Internet Fund

                                Growth Flex Fund

                            Market Opportunities Fund





















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